Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) by and among Sunrise Senior Living, Inc., a Delaware corporation (the "Company"), and Richard J. Nadeau (the “Executive”) is dated as of the 29th day of May, 2009.

WHEREAS, the Executive has served the Company and its affiliates for many years, including as Chief Financial Officer of the Company, and has considerable knowledge and experience with respect to the Company’s operations; and

WHEREAS, the Executive and the Company have agreed that the Executive’s employment with the Company and its affiliates will terminate on May 29, 2009 (the “Date of Termination”); and

WHEREAS, the Company has determined that it is in its best interests for the Executive to make available his continued services and expertise to the Company following the Date of Termination, for the consideration and on the terms and conditions set forth below;

NOW, THEREFORE, it is hereby agreed as follows:

1.     Termination from Employment; Prior Agreement; Release.

(a)    The Executive and the Company hereby agree that the Executive’s employment with the Company shall terminate effective as of the close of business on the Date of Termination, and the Executive shall concurrently resign from all offices and directorships he holds with the Company or any of its affiliates. In the event that the Executive’s employment is terminated prior to the Date of Termination (i) by the Executive other than for Good Reason (as defined in the Employment Agreement, dated as of February 25, 2009, by and between the Company and the Executive (the “Prior Agreement”)) or (ii) by the Company for Cause (as defined in the Prior Agreement), this Agreement shall be deemed null and void ab initio and of no force and effect.

(b)    Subject to the Executive’s compliance with the terms of this Agreement, the Company agrees to provide the Executive with the payments and benefits pursuant to Section 4(a) of the Prior Agreement (subject to the final sentence of this Section 1(b)) and such other benefits as are provided in this Agreement, provided, that, not earlier than the Date of Termination and not later than 22 days after the Date of Termination, the Executive executes and, prior to the Revocation Deadline does not revoke, a release substantially in the form attached as Attachment A hereto (the “Release”). The “Revocation Deadline” shall be the date that is eight (8) days after the date on which the Executive executes the Release. Notwithstanding anything in this Agreement to the contrary, the Executive acknowledges and agrees that, unless and until the Executive executes and, prior to the Revocation Deadline does not revoke, the Release, he shall have no right to any payments or benefits under the Prior Agreement in respect of the termination of his employment or under this Agreement. Notwithstanding anything in the Prior Agreement or in this Agreement to the contrary, the Executive hereby expressly waives any rights to receive payment from the Company pursuant to

Section 4(a)(ii) of the Prior Agreement in respect of COBRA coverage under Section 4980B of the Internal Revenue Code of 1986, as amended.

2.     Consulting Services.

(a)    During the period from the Date of Termination through the date nine (9) months following the Date of Termination, or such earlier date as may be provided pursuant to Section 2(c) below (the “Consulting Term”), in consideration for the compensation provided for below, the Executive shall make himself available to the Company, at mutually convenient times and places, for such consulting services as may be requested by the Chief Executive Officer or Chief Financial Officer of the Company. The Executive expressly agrees to render up to ten (10) hours of such services per calendar month during the Consulting Term, if so requested by such persons. The Executive shall be entitled to reimbursement for all reasonable expenses incurred by him in the performance of services hereunder, in accordance with the expense reimbursement policies of the Company or its affiliates.

(b)    In consideration for the services to be provided to the Company during the Consulting Term:

        (i)     all stock options, restricted stock and other long-term equity compensation awards previously granted by the Company to the Executive under the Company’s 2008 Omnibus Incentive Plan or any other equity compensation plan of the Company which are unvested as of the Date of Termination (collectively, the “Applicable Equity”) shall fully vest and, in the case of stock options, become exercisable as of the Revocation Deadline, and the Executive shall have one year following the termination of the Consulting Term to exercise any such stock options (provided that such options shall in no event be exercisable beyond their original scheduled term); and

        (ii)    the Company shall pay to the Executive a lump sum cash payment equal to twenty thousand dollars ($20,000.00), payable within 30 days after the Date of Termination.

(c)    Either the Company or the Executive may terminate this Agreement prior to the expiration of the Consulting Term at any time for any reason. If this Agreement is terminated by either the Company or the Executive prior to the expiration of the Consulting Term, the Executive shall not be required to render any further services; provided, however, that if this Agreement is terminated prior to the expiration of the Consulting Term (i) by the Company for “Cause” (as defined below) or (ii) the Executive, any Applicable Equity not theretofore exercised or settled shall be immediately forfeited back to the Company without consideration, and the proceeds of any sale of Applicable Equity (or the Company common stock related thereto) prior to such termination shall be turned over to the Company by the Executive. For purposes of this Section 2(c) of this Agreement, “Cause” shall mean: (i) the failure of the Executive to perform substantially the Executive’s duties under this Agreement (other than any such failure resulting from incapacity due to physical or mental illness), (ii) the willful engagement by the Executive in illegal conduct or gross misconduct which is materially injurious to the Company, or (iii) any violation by the Executive of the terms of Section 8 (Restrictive Covenants) of the Prior Agreement.

(d)    The Executive’s status during the Consulting Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. Except as provided in this Agreement, the Executive shall not be eligible for any additional compensation or benefits from the Company or its affiliates in connection with the termination of Executive’s employment or in connection with the consulting services contemplated by this Agreement. Any payments made or benefits provided to the Executive hereunder shall not be taken into account in computing the Executive’s salary or compensation for the purposes of determining any benefits or compensation under (a) any pension, retirement, life insurance or other benefit plan of the Company or any of its affiliates or (b) any other agreement between the Company or any of its affiliates and the Executive.

(e)    All payments and other consideration made or provided to the Executive under Section 2 of this Agreement shall be made or provided without withholding or deduction of any kind, and the Executive shall assume sole responsibility for discharging all tax or other obligations associated therewith.

3.     Survival.  Notwithstanding anything herein to the contrary, Section 8 (Restrictive Covenants) and Section 12 (Recoupment) of the Prior Agreement shall remain in full force and effect in accordance with the terms thereof.

4.     Successors.  This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. The Company shall each require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

5.     Miscellaneous.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b)    All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

To the most recent address on file with the Company

If to the Company:

Sunrise Senior Living, Inc.
7902 Westpark Drive
McLean, Virginia 22102
Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c)    The invalidity or unenforceability of any provision (or portion thereof) of this Agreement shall not affect the validity or enforceability of any other provision (or portion thereof) of this Agreement.

(d)    This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

RICHARD J. NADEAU

/s/ Richard J. Nadeau

SUNRISE SENIOR LIVING, INC.

By: /s/ Julie A. Pangelinan
Name: Julie A. Pangelinan
Title: Chief Accounting Officer & Treasurer

ATTACHMENT A

GENERAL RELEASE

GENERAL RELEASE

This General Release of all Claims (this "Agreement") is entered into on the date set forth below by Richard J. Nadeau (the "Executive") in favor of Sunrise Senior Living, Inc., a Delaware corporation (the "Company") and the Releasees (as defined below).

In consideration of the promises set forth in the Employment Agreement between the Executive and the Company, effective as of February 25, 2009 (the "Employment Agreement"), and as a condition to Executive’s right to receive benefits under the Separation Agreement between the Executive and the Company, dated as of May 29, 2009 (the “Separation Agreement”), the Executive agrees as follows:

1.     General Release and Waiver of Claims.

(a)     Release. In consideration of the payments and benefits provided to the Executive under the Employment Agreement and after consultation with counsel, the Executive and each of the Executive's respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the "Releasors") hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries and affiliates and each of their respective officers, employees, directors, shareholders and agents ("Releasees") from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, "Claims"), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, arising out (i) of the Executive's employment relationship with and service as an employee, officer or director of the Company, and the termination of such relationship or service and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that notwithstanding anything else herein to the contrary, this Agreement shall not affect: the obligations of the Company or the Executive set forth in the Employment Agreement or the Separation Agreement or other obligations that, in each case, by their terms, are to be performed after the date hereof by the Company or the Executive (including, without limitation, obligations to the Executive under the Employment Agreement for any severance or similar payments or benefits, under the Separation Agreement, under any stock option, stock or equity-based award, plan or agreements, or payments or obligations under any pension plan or other benefit or deferred compensation plan, all of which shall remain in effect in accordance with their terms); any indemnification or similar rights the Executive has as a current or former officer or director of the Company, including, without limitation, any and all rights thereto referenced in the Employment Agreement, the Company’s bylaws, other governance documents, or any rights with respect to directors’ and officers’ insurance policies; the Executive’s right to reimbursement of business expenses; and any Claims the Releasors may have against the Releasees in the event that the Company or any member of the Releasees brings any Claims against the Executive or any member of the Releasors.

(b)     Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive under the Employment Agreement, the

Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date the Executive signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA"). By signing this Agreement, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Company in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive's release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; and (iii) the Executive knowingly and voluntarily accepts the terms of this Agreement. The Executive also understands that he has seven (7) days following the date on which he signs this Agreement within which to revoke the release contained in this paragraph, by providing the Company a written notice of his revocation of the release and waiver contained in this paragraph.

(c)     No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement.

2.     Proceedings. The Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body, other than with respect to the obligations of the Company to the Executive under the Employment Agreement or in respect of any other matter described in the proviso to Section 1(a) (each, individually, a "Proceeding"), and agrees not to participate voluntarily in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

3.     Remedies.

(a)     In the event the Executive initiates or voluntarily participates in any Proceeding following his receipt of written notice from the Company and a failure to cease such participation within 30 days following receipt of such notice, or if he revokes the ADEA release contained in Paragraph 1(b) of this Agreement within the seven-day period provided under Paragraph 1(b), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him under the termination provisions of the Employment Agreement (including for this purpose stock or proceeds from the sale of stock purchased upon the exercise of stock options or delivered upon the vesting of another equity-based compensation award, to the extent the vesting of such stock option or other award accelerated on account of the Executive’s termination of employment) or terminate any benefits or payments that are subsequently due under the Employment Agreement, without waiving the release granted herein.

(b)     The Executive understands that by entering into this Agreement he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.

4.     Severability Clause. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.

5.     Nonadmission. Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Company.

6.     Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the Commonwealth of Virginia applicable to contracts executed in and to be performed in that State.

7.     Notices. All notices or communications hereunder shall be in writing, addressed as provided in Section 11(b) of the Employment Agreement.

8.     Separation Agreement. The Executive acknowledges that the execution and non-revocation of this Agreement is a condition to Executive’s right to receive benefits under the Separation Agreement.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

IN WITNESS WHEREOF, the Executive has executed this Agreement on the date set forth below.

                                                               RICHARD J. NADEAU

                                                               /s/ Richard J. Nadeau

                                                               Date of Execution: May 29, 2009